Exhibit 99.1

Lode-Star Mining, INC 1 East Liberty Street Suite 600 Reno, NV 89501 Tel -1-775-234-5443 Fax - 1-775-335-1041 info@lode-starmining.com

Sapir Pharmaceuticals Acquisition

Reno, December, 30 2021 – Lode-Star Mining Inc. (OTCQB:LSMG) is pleased to announce that it has acquired from Sapir Pharmaceuticals, Inc. all of the assets used in connection with the proprietary stabilized formulation of the Epigallocatechin-gallate (EGCG) molecule for further pharmaceutical development. The molecule is an antioxidant polyphenol with a variety of potential profound health benefits.

The consideration paid by Lode-Star for these assets was 1,000,000 shares of Series A Preferred Stock valued at $1.00 per share. Sapir has the right to convert each preferred share to 450 shares of common stock. Each share of preferred votes as 450 shares per one share of common stock.

Contact for Lode-Star Mining, Inc.

Mark Walmesley

President

Lode-Star Mining Inc.

phone : (775) 234-5443

e-mail : markw@lode-starmining.com

Forward Looking Statements

This news release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause LSMG’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. Forward-looking statements reflect LSMG’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Except as required by law, LSMG assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.